UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2022

Baker Hughes Company	Baker Hughes Holdings LLC
 (Exact name of registrant as specified in charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield
Houston,	Texas	77073-5101
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKR	The Nasdaq Stock Market LLC
5.125% Senior Notes due 2040	-	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Baker Hughes Company (“Baker Hughes”, “the Company”, “we”, or “our”) and its main operating subsidiary, Baker Hughes Holdings LLC (“BHH LLC”), have reorganized to create two operating segments focused on different growth profiles and to simplify our operations to enhance profitability. Effective October 1, 2022, the two operating segments, which will also be our reportable segments, are: Oilfield Services & Equipment (“OFSE”) and Industrial & Energy Technology (“IET”). We previously operated the Company through four segments. Through this reorganization, we merged the Oilfield Services segment with the Oilfield Equipment segment to form the OFSE segment, and we merged the Turbomachinery & Process Solutions segment with the Digital Solutions segment to form the IET segment. The new organization will combine and integrate certain technologies, enhancing the portfolio of capabilities that support the emerging long-term growth opportunities in each of these segments. We believe the new structure will allow each segment to better adapt to the quickly changing energy markets, and by removing the product company layers, will upgrade a number of key operational processes across our businesses and enhance their economies of scale.
OFSE will operate through four product lines – Well Construction, Completions Intervention & Measurements, Production Solutions, and Subsea & Surface Pressure Systems. IET will operate through six product lines - Gas Technology Equipment and Gas Technology Services, collectively referred to as Gas Technology, and Condition Monitoring, Inspection, Pumps Valves & Gears, and PSI & Controls, collectively referred to as Industrial Technology.
Baker Hughes and BHH LLC have prepared unaudited historical consolidated financial information ("Financial Supplement") based on the new segment reporting structure and product lines. In addition, we have provided OFSE revenue by geographic region. Such information is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
This Financial Supplement includes non-GAAP measures. We believe these non-GAAP measures are useful to investors and users of our financial information as they provide an alternate measurement of our performance and assist in assessing our capital adequacy and the level of return generated. These non-GAAP measures should not be viewed as a substitute for reported results determined in accordance with generally accepted accounting principles in the U.S. (“GAAP”), nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. Segment EBITDA (a non-GAAP measure) is defined as segment operating income (loss) excluding segment depreciation & amortization. EBITDA (a non-GAAP measure) is defined as operating income (loss) excluding depreciation and amortization.
The information in this Current Report on Form 8-K should be read in conjunction with Baker Hughes’ and BHH LLC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022, and September 30, 2022. BHH LLC is a Securities and Exchange Commission registrant with separate filing requirements.
Item 9.01 Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 9.01.)
(d) Exhibits.

99.1*	Financial Supplement
101.SCH*	Inline XBRL Schema Document
101.CAL*	Inline XBRL Calculation Linkbase Document
101.LAB*	Inline XBRL Label Linkbase Document
101.PRE*	Inline XBRL Presentation Linkbase Document
101.DEF*	Inline XBRL Definition Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
* Furnished herewith.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES COMPANY

Dated: November 18, 2022	By:	/s/ Fernando Contreras
Fernando Contreras Executive Counsel and Corporate Secretary

BAKER HUGHES HOLDINGS LLC

Dated: November 18, 2022	By:	/s/ Fernando Contreras
Fernando Contreras Executive Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Financial Supplement
101.SCH	Inline XBRL Schema Document
101.CAL	Inline XBRL Calculation Linkbase Document
101.LAB	Inline XBRL Label Linkbase Document
101.PRE	Inline XBRL Presentation Linkbase Document
101.DEF	Inline XBRL Definition Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)